EXHIBIT 10.9

                                           COMMITTED REDUCING REVOLVING FACILITY


                          CREDIT AND SECURITY AGREEMENT
                          Dated as of January 27, 1997

     SKYMALL, INC., a Nevada corporation (the "Borrower"), and IMPERIAL BANK, a California banking corporation (the "Lender"), hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section I.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

          "Accounts" means the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis.

          "Advance" means an advance to the Borrower by the Lender under the Credit Facility.

          "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with the Borrower, including (without limitation) any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Credit and Security Agreement.

          "Banking Day" means a day other than a Saturday or a Sunday on which banks are generally open for business in Inglewood, California.

          "Base Rate" means either (i) the Prime Rate or (ii) LIBOR.

          "Cash Flow Ratio" means the Borrower's total long term debt outstanding plus the current portion of the Borrower's long term debt outstanding, divided by earnings before taxes, interest, depreciation and amortization (EBITDA) for the preceding four quarters. All components of

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     the Cash Flow  Ratio are to be  determined  in  accordance  with  generally accepted accounting principles consistent with those used in preparing Borrower's most recent consolidating and consolidated audited financial statement.

          "Collateral" means all of the Equipment, General Intangibles, Inventory, Real Estate, Receivables and all sums on deposit, together with all substitutions and replacements for and products of any of the foregoing Collateral and together with proceeds of any and all of the foregoing Collateral and, in the case of all tangible Collateral, together with all accessions and together with (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

          "Commitment" means Five Million Dollars ($5,000,000.00), which shall be reduced on an annual basis commencing December 31, 1997 and ending December 31, 2001, to the Commitment amounts as follows:

             December 31, 1997    $4,000,000.00
             December 31, 1998    $3,000,000.00
             December 31, 1999    $2,000,000.00
             December 31, 2000    $1,000,000.00
             December 31, 2001    $        0.00

     unless said Commitment amount available as provided above is reduced pursuant to Section 2.5(d) hereof, in which event it means the amount to which said Commitment amount is reduced.

          "Credit Facility" means the credit facility being made available to the Borrower by the Lender pursuant to Article II hereof.

          "Debt to Worth Ratio" means the Borrower's total liabilities divided by the Borrower's total equity. All components of the Debt to Worth Ratio are to be determined in accordance with generally accepted accounting principles consistent with those used in preparing Borrower's most recent consolidating and consolidated audited financial statement.

          "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

          "Default Period" means the period following the occurrence of a Default or Event of Default which period shall continue until and unless the Lender shall thereafter waive such Default or Event of Default in writing.

          "Default Rate" means at any time five percent (5%) over the Floating Rate, which Default Rate shall change when and as the Floating Rate changes.

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          "Environmental Laws" has the meaning specified in Section 5.12 hereof.

          "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, fixed assets, plant assets, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Event of Default" has the meaning specified in Section 8.1 hereof.

          "Floating Rate" means an annual rate of interest equal to the sum of the Base Rate plus a margin percentage as listed in the table below. The Base Rate will be either the Prime Rate or LIBOR, at Borrower's option. The applicable margin percentage will be determined quarterly in arrears (based on the Borrowers' Cash Flow Ratio for its most recent quarterly reporting period), and said margin percentage will remain in effect until Borrower files its 10 Q for the next quarter with the Securities and Exchange
     Commission or the Cash Flow Ratio is otherwise determined from the Borrower's next quarterly financial statement.

            CASH FLOW RATIO            PRIME MARGIN        LIBOR MARGIN

            2.25x or greater.              1.50%              3.25%
            1.5x or greater,               1.25%              3.00%
                   up to 2.5x.
            1.00x or greater,              1.00%              2.75%
                   up to 1.5x.
            less than 1.00x.               0.00%              2.25%

     The Floating Rate shall change when and as the Base Rate changes. The LIBOR for any time period of a LIBOR loan shall be rounded upwards, if necessary, to the nearest onesixteenth (1/16th) of one percent (1%).

          "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names (including without limitation the trade names and trademarks "SkyMall" and "SkyMall Xpress"), trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name and the goodwill of the Borrower's business.

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          "Inventory"  means all of the  Borrower's  inventory,  as such term is defined  in the UCC,  whether  now  owned or  hereafter  acquired,  whether
     consisting  of  whole  goods,  spare  parts  or  components,   supplies  or
     materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

          "Late Charge" means five percent (5%) of the amount of any installment which is past due in excess of ten (10) days, as provided in Section 2.3 of this Agreement and in the Note.

          "LIBOR" means the London Interbank Offered Rate, determined as provided herein, for the applicable LIBOR Interest Period to be specified by the Borrower as provided in Section 2.1(b) of this Agreement. For each Advance under the LIBOR option, the LIBOR rate will remain in effect through the end of the LIBOR Interest Period. If prior to the due date for a LIBOR loan Borrower requests a continuation of said LIBOR loan and Borrower qualifies for such an Advance under section 2.1 of this Agreement, Borrower's request shall comply with the request procedure specified below and the LIBOR rate for the LIBOR loan shall be redetermined for the next LIBOR Interest Period as provided below. LIBOR shall mean with respect to any LIBOR Interest Period the rate equal to the arithmetic mean (rounded upwards, if necessary, to the nearest onesixteenth (1/16th) of one percent (1%) of:

          (a) the offered rates per annum for deposits in U.S. Dollars for a period equal to such LIBOR Interest Period which appears at 11:00 a.m., London time, on the Reuters Screen LIBOR Page on the Banking Day that is two (2) Banking Days before the first day of such LIBOR Interest Period, in each case if at least four (4) such offered rates appear on such page, or

          (b) if clause (a) is inapplicable, (x) the offered rate per annum for deposits in U.S. Dollars for a period equal to such LIBOR Interest Period for a LIBOR loan hereunder which appears as of 11:00 a.m., London time on the Telerate Monitor on Telerate Screen 3750 on the Banking Day which is two (2) Banking Days before the first day of such LIBOR Interest Period; or
     (y) if clause (x) above is inapplicable, the arithmetic mean (rounded upwards, if necessary, to the nearest onesixteenth (1/16th) of one percent (1%) of the interest rates per annum offered by at least three (3) prime banks selected by Lender at approximately 11:00 a.m., London time, on the Banking Day which is two (2) Banking Days before such date for deposits in U.S. Dollars to prime banks in the London interbank market, in each case for a period equal to such LIBOR Interest Period for a LIBOR loan hereunder in an amount equal to the amount to which the LIBOR applies. "Reuters Screen LIBOR Page" as used herein means the display designated as page LIBOR on the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks.

          "LIBOR Interest Period" has the meaning provided in section 2.1(b) of this Agreement.

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          "Loan  Documents"  means  this  Agreement,   the  Note,  the  Security
     Documents and all other documents relating to any of the foregoing.

          "Net Loss" means an after tax net loss for the Borrower from continuing operations determined on a consolidating and consolidated basis, to be determined in accordance with generally accepted accounting principles consistent with those used in preparing Borrower's most recent consolidating and consolidated audited financial statement.

          "Note" means the Revolving Note of the Borrower payable to the order of the Lender in substantially the form attached hereto as Exhibit A.

          "Obligations" has the meaning specified in Section 3.1 hereof.

          "Person"  means  any  individual,   corporation,   partnership,  joint
     venture, limited liability company, association, jointstock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower and covered by Title IV of ERISA.

          "Premises" means all premises where the Borrower conducts its business and has any rights of possession, including (without limitation) the premises legally described in Exhibit E attached hereto.

          "Prime Rate" means the rate of interest publicly announced from time to time by Imperial Bank, a California banking corporation, in Inglewood, California as its prime rate for lending (the "Prime Rate") (the Prime Rate is not intended to be the lowest rate of interest charged by Lender in connection with extensions of credit to borrowers) or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender;

          "Quick Ratio" means the Borrower's cash plus cash equivalents plus trade receivables, divided by the Borrower's total current liabilities. All components of the Quick Ratio are to be determined in accordance with generally accepted accounting principles consistent with those used in preparing Borrower's most recent consolidating and consolidated audited financial statement.

          "Real Estate" means all of:

          (i) the Borrower's interest in that certain property located at 1520 East Pima Street, Phoenix, Arizona 85034, whether now owned or hereafter acquired, including but not limited to Borrower's interest as Sublessee pursuant to

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               (a) a Lease dated June 24, 1960 between  Pasqualetti  Properties,
     Inc., an Arizona corporation ("Master Landlord") and Smitty's Super Valu, Inc., an Iowa corporation ("Smitty's" or "Lessee"); and

               (b) a Sublease dated August 1, 1984 between Smitty's as Sublessor and Schwan Brothers Properties, an Arizona general partnership ("Sublessee"), Borrower being the successor in interest of the Sublessee's interest in the Sublease, together with Borrower's interest in all of the buildings and improvements located on said property; and

          (ii) Borrower's interest in that certain property located at 1432 South 16th Street, Phoenix, Arizona 85034, whether now owned or hereafter acquired, including but not limited to that certain pylon sign located on the property and Borrower's interest as Lessee pursuant a Lease dated April 19, 1994 between Saint Lawrence Holding Company, a Delaware corporation, as Lessor, and the Borrower as Lessee, together with Borrower's interest in all of the buildings and improvements located on said property; and

          (iii) the Borrower's interest in that certain property located at 1580 East Pima Street, Phoenix, Arizona 85034, whether now owned or hereafter acquired, including but not limited to Borrower's interest in that Purchase and Sale Agreement dated December 27, 1996 between Borrower as Seller and Adrian C. Quinones and Guadalupe M. Quinones, husband and wife, as Buyer, the Promissory Note of even date made by Buyer (the "Quinones Note"), the Security Agreement of even date made by Buyer, the UCC1 Financing Statement made by Buyer and filed with the Arizona Secretary of State on December 31, 1996 at Recording Number 949965, the SubSublease and any Deed of Trust to be entered into pursuant to said Purchase and Sale Agreement, and other security or related documents arising out of Borrower's sale of said property interest.

          "Receivables" means each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services or services to be rendered, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by


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     law or agreement  against any account debtor or other obligor  obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, accounts receivable, contract rights, loans and obligations receivable, chattel papers, bonds, notes, drafts, acceptances, and other debt instruments, purchase orders, tax refunds and rights to payment in the
     nature  of  general   intangibles   and  other  forms  of  obligations  and
     receivables.

          "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

          "Security  Documents"  means  the  UCC1  Financing   Statement;   the
     Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the "Leasehold Deed of Trust"); the Trademark, Tradename and Service Mark Collateral Assignment and Security Agreement; the Collateral Assignment of Debtor's Interest in Promissory Note, Security Agreement and UCC1 Financing Statement, the UCC2 Assignment of UCC1 Financing Statement and the original Promissory Note endorsed in favor of Lender (relating to the Quinones transaction described above in the definition of "Real Estate", subsection (iii)); and all other documents relating to the security interest in the Collateral being given to Lender.

          "Security Interest" has the meaning specified in Section 3.1 hereof.

          "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

          "Termination Date" means December 31, 2001.

          "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.12 hereof as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

                                   ARTICLE II

                     AMOUNT AND TERMS OF THE CREDIT FACILITY

     Section II.1 ADVANCES. The Lender agrees, on the terms and subject to the conditions herein set forth, to make Advances to the Borrower from time to time during the period from the date hereof to and including the Termination Date, or the earlier date of termination in whole of the Credit Facility pursuant to Sections 2.5(a) or 8.2 hereof, in an aggregate amount at any time outstanding not to exceed the Commitment, which Advances shall be secured by the Collateral as provided in Article III hereof. The Credit Facility shall be a revolving facility and it is contemplated that the Borrower will request Advances, make


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prepayments and request additional Advances.  LIBOR loans shall be borrowed in a minimum amount of Five Hundred Thousand Dollars ($500,000.00) or such greater amount which is an integral multiple of Fifty Thousand Dollars ($50,000), for time periods specified by the Borrower as provided in subsection (b) below, PROVIDED HOWEVER that the Borrower may not select a LIBOR Interest Period that would otherwise extend beyond the Termination Date of this Agreement or that would cause the aggregate amount of all Advances (whether LIBOR or otherwise) to exceed the Commitment if the amount of the Commitment is to be reduced (as provided under the definition of "Commitment") during such LIBOR Interest Period, no LIBOR loan shall be made after the last Banking Day that is at least thirty (30) days prior to the Termination Date and the aggregate amount of all Advances (whether LIBOR or otherwise) outstanding at any time under this Agreement shall not exceed the Commitment. The Borrower agrees to comply with the following procedures in requesting Advances under this Section 2.1:

          (a) The Borrower will not request any Advance under this Section 2.1 if, after giving effect to such requested Advance, the sum of the outstanding and unpaid Advances under this Section 2.1 or otherwise would exceed the Commitment.

          (b) Each request for an Advance under this Section 2.1 shall be made to the Lender prior to 12:00 noon (Phoenix, Arizona time) of the day of the requested Advance by the Borrower, if such Advance is requested under the Prime Rate option; or prior to 12:00 noon (Phoenix, Arizona time) of the third business day prior to the day of the requested Advance by the Borrower, if such Advance is requested under the LIBOR option. Each request for an Advance shall be made in writing, specifying (i) the Banking Day on which the Advance is requested, (ii) the amount thereof and (iii) (as to Advances under the LIBOR option) whether the Advance will be all due and payable in thirty (30) days, sixty (60) days or ninety (90) days (the time period at the Borrower's option, referred to herein as the "LIBOR INTEREST PERIOD"). Each request for an Advance shall be signed by (i) the Chief Executive Officer or the Chief Financial Officer of the Borrower; or (ii) any person designated as the Borrower's agent by either of said Officers of the Borrower in a writing delivered to the Lender. Upon receiving such request for an Advance under the LIBOR option, the Lender shall determine (which determination shall be in accordance with the definition of "LIBOR" herein and shall, absent manifest error, be final, conclusive and binding upon all parties hereto) the LIBOR rate applicable to such LIBOR option Advance two (2) Banking Days prior to the Advance date, and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower. If the Borrower shall fail to notify the Lender of the selected LIBOR Interest Period for a LIBOR Advance (including the continuation of an existing LIBOR loan or the conversion of a Prime rate loan into a LIBOR loan), the Borrower shall be deemed to have selected a time period of ninety (90) days.

          (c) Upon fulfillment of the applicable conditions set forth in Article IV hereof, the Lender shall disburse loan proceeds in accordance with the Borrower's written instructions. The Borrower shall be obligated to repay all Advances under this Section 2.1 notwithstanding the fact that the person requesting the same was not in fact authorized to do so, provided however that

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all requests for an Advance  shall be made in writing as provided in  subsection
(b) above. Any request for an Advance under this Section 2.1 shall be deemed to be a representation by the Borrower that (i) the condition set forth in Section 2.1(a) hereof has been met, and (ii) the conditions set forth in Section 4.2 hereof have been met as of the time of the request.

     Section II.2 NOTE. All Advances made by the Lender under this Article II shall be evidenced by and repayable with interest in accordance with the Note. The principal of the Note shall be payable as provided herein and on the earlier of the Termination Date or acceleration by the Lender pursuant to Section 8.2 hereof, and shall bear interest as provided herein. Borrowings under the Prime Rate option may be prepaid and reborrowed at any time, subject to the terms and conditions of this Agreement. Borrowings under the LIBOR option may only be paid at the end of the borrowing period for each LIBOR Advance.

     Section II.3 INTEREST.

          (a) The principal of the Advances outstanding from time to time during any month shall bear interest (computed on the basis of actual days elapsed in a 360day year) at the Floating Rate; PROVIDED, HOWEVER, that from the first day of any month during which any Default or Event of Default occurs or exists at any time, in the Lender's discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate during the entire Default Period; PROVIDED FURTHER that if any payment of interest and/or principal is not received by the holder of the Note when such payment is due, then in addition to the remedies conferred upon the holder and the other loan documents, a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate the holder for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure period; and PROVIDED, FURTHER, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. As to Advances made under the Prime Rate option, interest accruing on the principal balance of such Advances outstanding from time to time shall be payable on the first day of each succeeding month and on the Termination Date, or earlier demand made in accordance with the provisions of this Agreement or prepayment in full. As to Advances made under the LIBOR option, interest accruing on the principal balance of such Advances outstanding from time to time shall be payable with repayment of the principal balance or at the time of a rollover of said Advances and on the Termination Date, or earlier demand made in accordance with the provisions of this Agreement or prepayment in full. The Borrower agrees that the interest rate contracted for includes the interest rate set forth herein plus any other charges or fees set forth herein and costs and expenses incident to this transaction paid by the Borrower to the extent same are deemed interest under applicable law.

          (b) If any Person shall acquire a participation in Advances under this Agreement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under Section 2.3(a) hereof, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the Floating Rate, or otherwise elects to accept less than its pro

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rata share of such fees, charges and other amounts due under this Agreement. The
Lender shall not be obligated to request, induce or permit any Person to acquire or to retain any participation at all or in any particular amount or at any particular rate of interest or on any particular terms.

     Section II.4 CONVERSION TO PRIME LOANS.

          (a) Subject to all the terms and conditions of this Agreement, the Borrower may elect from time to time to convert a LIBOR loan to a Prime Rate loan by giving the Lender at least three (3) Banking Days' prior irrevocable notice of such election, and any such conversion of a LIBOR loan shall be made on the last day of the LIBOR Interest Period with respect to such LIBOR loan.

          (b) If the Borrower otherwise fails to give notice specifying its requests with respect to any LIBOR loans that are scheduled to become due, such failure shall be deemed, in the absence of any notice from the Borrower to the contrary, to be notice of a requested Advance in the form of a Prime Rate loan in a principal amount equal to the amount of said LIBOR loan.

     Section  II.5  VOLUNTARY  PREPAYMENT;   TERMINATION  OF  AGREEMENT  BY  THE
BORROWER; PERMANENT REDUCTION OF COMMITMENT.

          (a) Except as otherwise provided herein, the Borrower may, in its discretion, upon at least three (3) Banking Days irrevocable notice to the Lender, prepay on any Banking Day the Advances under the Prime Rate option in whole at any time or from time to time in part. Except as otherwise provided herein, the Borrower may, upon at least three (3) Banking Days irrevocable notice to the Lender, prepay the Advances under the LIBOR option, conditioned upon the Borrower paying the customary actual "Breakage Fees" and "Prepayment Costs" as defined below, resulting from prepayment of any LIBOR loan prior to the end of the LIBOR Interest Period for said LIBOR loan. The notice of prepayment shall specify the date and amount of the prepayment, and the loan to which the prepayment applies. Each partial prepayment of a LIBOR loan shall be in an amount not less than Fifty Thousand Dollars ($50,000) or such greater amount which is an integral multiple of Fifty Thousand Dollars ($50,000);
PROVIDED,  that unless a LIBOR loan is prepaid in full,  no   prepayment
shall be made if, after giving effect to such prepayment, the aggregate principal amount of LIBOR loans having the same LIBOR Interest Period shall be less than Five Hundred Thousand Dollars ($500,000). Notice of prepayment having been delivered as aforesaid, the principal amount of the prepayment specified in such notice shall become due and payable on the prepayment date set forth in such notice. All payments of principal under this section shall be accompanied by accrued but unpaid interest on the amount being prepaid through the date of such prepayment. Subject to the foregoing provisions, the Borrower may terminate this Agreement at any time and, subject to payment and performance of all the Borrower's obligations to the Lender, may obtain any release or termination of the Security Interest to which the Borrower is otherwise entitled by law by (i) giving at least 30 days' prior written notice to the Lender of the Borrower's intention to terminate this Agreement; and (ii) in the event of prepayment of Advances under the LIBOR option, paying the Lender the Breakage Fees and Prepayment Costs as provided below, if the Borrower terminates this Agreement effective as of any date other than the Termination Date.

          (b) BREAKAGE FEES. If for any reason (including voluntary or mandatory prepayment, voluntary or mandatory conversion of a LIBOR loan into a Prime loan, or acceleration), the Lender receives all or part of the principal amount of a LIBOR loan prior to the last day of the LIBOR Interest Period for such loan, the Borrower shall immediately notify the Borrower's account officer at the Lender and, on demand by the Lender, pay the Breakage Fees, defined as the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such LIBOR Interest Period exceeds (ii) the interest which would have been recoverable by Lender (without regard to whether Lender actually so invests said funds) by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be for a period starting on the date on which it was so received and ending on the last day of such LIBOR Interest Period at the interest rate determined by Lender in its reasonable discretion. Lender's determination as to such amount shall be conclusive and final, absent manifest error.

          (c) PREPAYMENT COSTS. The Borrower shall pay to Lender, upon the demand of Lender, such other amount or amounts as shall be sufficient (in the reasonable judgment of the Lender) to compensate it for any loss, costs or expense incurred by it as a result of any prepayment by the Borrower (including voluntary or mandatory prepayment, voluntary or mandatory conversion of a LIBOR loan into a Prime loan, or prepayment due to acceleration) of all or part of the principal amount of a LIBOR loan prior to the last day of the LIBOR Interest Period for such loan (including without limitation, any failure by the Borrower to borrow a LIBOR loan on the loan date for such borrowing specified in the relevant notice of borrowing hereunder). Such costs shall include, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain its loans based on the London interbank eurodollar market. Lender's determination as to such costs shall be conclusive and final, absent manifest error.

          (d) The Borrower may at any time and from time to time, upon at least 30 days' prior written notice to the Lender, permanently reduce the Commitment in whole or in part, without payment of any fee or penalty except as provided in this section with respect to LIBOR loan Breakage Fees and Prepayment Costs; provided, however, that no reduction shall reduce the Commitment to an amount less than the thenaggregate amount of the Advances.

     Section II.6 MANDATORY PREPAYMENT. Without notice or demand, if the sum of the outstanding principal balance of the Advances shall at any time exceed the Commitment, the Borrower shall immediately prepay the Advances to the extent necessary to reduce the sum of the outstanding principal balance of the Advances to the Commitment. Any payment received by the Lender under this Section 2.6 or under Section 2.5 may be applied to the Advances, including interest thereon and any fees, commissions, costs and expenses hereunder and under the Security Documents, in such order and in such amounts as the Lender, in its discretion, may from time to time determine, except to the extent Borrower designates application of payment to Prime Rate loan Advances or LIBOR loan Advances.

     Section II.7 PAYMENT. All payments of principal of and interest on the Advances shall be made to the Lender in immediately available funds. The
Borrower hereby authorizes the Lender in its discretion at any time or from or from time to time and without request by the Borrower, to make an Advance or Advances in such amount as shall be necessary to pay principal and accrued interest amounts and any fees, costs or expenses from time to time due to the Lender hereunder or under the Security Documents.

     Section II.8 PAYMENT ON NONBANKING DAYS.   Whenever any payment to be made
hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

     Section II.9 USE OF PROCEEDS. The proceeds of Advances shall be used by the Borrower to refinance the Borrower's existing obligations to Merrill Lynch, to repay notes payable to vendors and for short term working capital purposes.

     Section II.10 LIABILITY RECORDS. The Lender may maintain from time to time, at its discretion, liability records as to any and all Advances made or repaid and interest accrued or paid under this Agreement. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. On demand by the Lender, the Borrower will admit and certify in writing the exact principal balance that the Borrower then asserts to be outstanding to the Lender for Advances under this Agreement. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless specific written notice of exception is given to the Lender by the Borrower within 30 days after receipt by the Borrower of said billing statement or accounting, or within 30 days after completion of the Borrower's next annual audit by its outside accounting firm.

     Section II.11 SETOFF. The Borrower agrees that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any indebtedness owed to the Lender by the Borrower (for Advances or for any other transaction or event), whether or not due. In addition, each other Person holding a participating interest in any Advances made to the Borrower by the Lender shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

     Section II.12 FEES.

          (a) The Borrower hereby agrees to pay the Lender a fully earned and non refundable origination fee of $50,000, due and payable upon the execution of this Agreement.

          (b) The Borrower agrees to pay to the Lender a commitment fee at the percentage rate per annum as specified in the table below, on the average daily unused amount of the Commitment from the date hereof to and including the date on which such facility is terminated, due and payable quarterly in arrears on the first day of each month which follows the end of a quarter, commencing

April 1, 1997, provided that any such commitment fee remaining unpaid upon termination of the Credit Facility or acceleration of the Note by the Lender pursuant to Section 8.2 hereof shall be due and payable on the date of such termination or acceleration. Such fee shall be calculated on the basis of actual days elapsed in a 360day year. The applicable percentage will be based on the Cash Flow Ratio as follows:

       CASH FLOW RATIO        COMMITMENT FEE

       2.25x or greater.      .625%
       1.5x or greater,       .500%
               up to 2.5x.
       1.00x or greater,      .375%
               up to 1.5x.
       less than 1.00x.       .250%


                                   ARTICLE III

                                SECURITY INTEREST

     Section III.1 GRANT OF SECURITY INTEREST. The Borrower hereby assigns and grants to the Lender a security interest (collectively referred to as the "Security Interests") in the Collateral, as security for the payment and performance of each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of the Borrower arising under this Agreement or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into; all such debts, liabilities and obligations are herein collectively referred to as the "Obligations").

     Section III.2 NOTIFICATION OF ACCOUNT DEBTORS AND OTHER OBLIGORS. With respect to any and all rights to payment constituting Collateral the Lender may at any time after the occurrence of an Event of Default notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as agent and attorney in fact of the Borrower, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address. This right of Lender to act as agent and attorney in fact of the Borrower shall be irrevocable for the life of this Agreement and may be exercised by the Lender only at any time after the occurrence and during the continuance of an Event of Default.

     Section III.3 ASSIGNMENT OF INSURANCE. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time after the occurrence of any Event of Default, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

     Section III.4 OCCUPANCY.

          (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises at any time after the occurrence and during the continuance of an Event of Default.

          (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

          (c) The right of the Lender to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

          (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, in the event that the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

     Section 3.5 LICENSE. The Borrower hereby grants to the Lender a nonexclusive, worldwide and royaltyfree license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral following an Event of Default.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

          Section IV.1 CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT TO THE INITIAL ADVANCE.

CONDITIONS PRECEDENT. The obligation of the Lender to make the initial Advance under the Credit Facility shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

          (a) This Agreement, properly executed on behalf of the Borrower.

          (b) The Note, properly executed on behalf of the Borrower.

          (c) (i) A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises or has an interest in the Real Estate; (ii) the Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing properly executed on behalf of the Borrower; (iii) the Trademark, Tradename and Service Mark Collateral Assignment and Security Agreement properly executed on behalf of the Borrower; (iv) the UCC1 Financing Statement(s) properly executed on behalf of the Borrower; and (v) the Collateral Assignment of Debtor's Interest in Promissory Note, Security Agreement and UCC1 Financing Statement, the UCC2 Assignment of UCC1 Financing Statement and the original Promissory Note endorsed in favor of Lender (relating to the Quinones transaction described above in the definition of "Real Estate", subsection
(iii)), all properly executed on behalf of the Borrower.

          (d) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower, (ii) no financing statements have been filed and remain in effect against the Borrower, except those financing statements relating to liens permitted pursuant to Section 7.1 hereof and those financing statements filed by the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interests granted hereunder, to the extent the Security Interests are capable of being perfected by filing. Without limiting the foregoing, the Lender shall have also received, in form and substance satisfactory to the Lender, termination of: (i) that certain financing statement
in favor of secured party WWF Paper  Corporation   West,  Division of WWF Paper
Corporation filed July 12, 1994 with the Arizona Secretary of State as document number 793560; (ii) that certain financing statement in favor of secured party Bert A. Getz filed March 16, 1995 with the Arizona Secretary of State as document number 823719; (iii) that certain financing statement in favor of secured party Alan C. Ashton and Karen Ashton filed July 6, 1995 with the Arizona Secretary of State as document number 837808.

          (e) Current searches of appropriate filing offices showing that (i) no mortgages, deeds of trust, collateral assignments or other security interests have been filed and remain in effect against the Borrower's interest in the Real Estate or the General Intangibles, except those relating to liens permitted pursuant to Section 7.1 hereof and those filed by the Lender and (ii) the Lender has duly filed all mortgages, deeds of trust, collateral assignments or other security interests necessary to perfect the Security Interests in the Real Estate and the General Intangibles granted hereunder, to the extent the said Security Interests are capable of being perfected by filing. Without limiting the foregoing, the Lender shall have also received, in form and substance satisfactory to the Lender, release and reconveyance of: (i) that certain Deed of Trust in favor of secured party WWF Paper Corporation West, Division of WWF Paper Corporation recorded July 11, 1994 with the Maricopa County, Arizona Recorder's Office as document number 94532429; and (ii) that certain Deed of Trust in favor of secured party Alan C. Ashton and Karen Ashton recorded July 6, 1995 with the Maricopa County, Arizona Recorder's Office as document number 95391591.

          (f) A Corporate Resolution Regarding Credit executed by the Secretary of the Borrower, certifying as to (i) the resolutions of the directors and, if required, the shareholders of the Borrower, authorizing the execution, delivery and performance of this Agreement and the Security Documents, (ii) the articles of incorporation and bylaws of the Borrower, and (iii) the signatures of the officers or agents of the Borrower authorized to execute and deliver this
Agreement, the Security Documents and other instruments, agreements and certificates, including Advance requests, on behalf of the Borrower.

          (g) A current certificate issued by the Secretary of State of the state of the Borrower's incorporation, certifying that the Borrower is in compliance with all corporate organizational requirements of such state.

          (h) Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

          (i) A certificate of an officer of the Borrower confirming, in his corporate capacity, the representations and warranties set forth in Article V hereof.

          (j) Certificates of the insurance required hereunder, with all hazard insurance containing a loss payee endorsement in favor of the Lender and with all liability insurance naming the Lender as an additional insured.

          (k) Payment of the fees due through the date of the initial Advance under Section 2.12 hereof and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 9.7 hereof (including without limitation the Lender's attorneys' fees as provided in Section 9.7).

          (l) Such other documents as the Lender in its sole discretion may reasonably require, including without limitation such documents as are necessary to perfect any and all registered trademarks or trade names (including without limitation the trade names and trademarks "SkyMall" and "SkyMall Xpress").

          (m) The original of the Quinones Note, endorsed by Borrower in favor of Lender, which Lender shall hold as part of its security.

          (n) The Acknowledgement of Collateral Assignment of Interest in Promissory Note, Security Agreement, and UCC1 Financing Statement in form and substance satisfactory to Lender, signed by the Quinones, stating their acknowledgement that the Quinones Note, Security Agreement, and UCC1 Financing Statement have been assigned to Lender and that they shall, after notice of Borrower's default, pay directly to Lender all amounts due under the Quinones Note.

CONDITIONS SUBSEQUENT. On or before April 30, 1997, the Lender shall have received, each in form and substance satisfactory to the Lender, termination of: that certain financing statement in favor of secured party Saint Lawrence Holding Company filed April 20, 1994 with the Arizona Secretary of State as document number 783315; and that certain financing statement in favor of secured party Quad/Graphics, Inc. filed December 28, 1995 with the Arizona Secretary of State as document number 860472. In connection with the Quinones transaction, if and when Borrower enters into a SubSublease concerning that part of the Real Estate described in subsection (iii) of the definition of Real Estate above, said SubSublease shall provide that a default under the Quinones Note is a default under the SubSublease, entitling SubSublessor to terminate the SubSublease; the May 1, 1994 Lease between Borrower as Lessor and Quinones as Lessee (the "Restaurant Lease") shall contain the same default provision, or shall be amended to add the same default provision simultaneously with execution of the SubSublease; and Borrower shall assign to Lender a security interest, in form and substance satisfactory to Lender, in Borrower's interest in the SubSublease and the Restaurant Lease. Default in the performance of any of these conditions subsequent shall be an Event of Default under Section 8.1 (d) of this Agreement.

     Section IV.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of the Lender to make each Advance shall be subject to the further conditions precedent that on such date:

          (a) the representations and warranties contained in Article V hereof are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (b) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender as follows:

     Section V.1 CORPORATE EXISTENCE AND POWER; NAME; CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT LOCATIONS. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its corporate existence, the Borrower has done business solely under the names set forth in Exhibit B hereto. The chief executive office and principal place of business of the Borrower is located at the address set forth in Exhibit B hereto, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in Exhibit B hereto.

     Section V.2 AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of the Borrower, (b) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof, (c) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Articles of Incorporation or Bylaws of the Borrower, (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (e) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interests) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     Section V.3 LEGAL AGREEMENTS. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     Section V.4 SUBSIDIARIES. Except as set forth in Exhibit B attached hereto, the Borrower has no Subsidiaries.

     Section V.5 FINANCIAL CONDITION; NO ADVERSE CHANGE. The Borrower has heretofore furnished to the Lender audited financial statements of the Borrower for the reporting period ended June 30, 1996 and unaudited financial statements of the Borrower for the quarter ended September 30, 1996, and those statements fairly present the financial condition of the Borrower on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower.

     Section V.6 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

     Section V.7 REGULATION U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     Section V.8 TAXES. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due, except for any tax whose amount, applicability or validity is being contested in good faith by appropriate proceedings and so long as the Collateral and the Lender's lien thereon is not in any manner impaired by any enforcement remedy available to the tax levying entity during the period of such contest.

     Section V.9 TITLES AND LIENS. The Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest balance sheet referred to in Section 5.5 hereof and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for (i) mortgages, security interests and liens permitted by Section 7.1 hereof, and
(ii) in the case of any such property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower as presently conducted. No financing statement naming the Borrower as debtor is on file in any office within the States of Arizona and Nevada, or to Borrower's knowledge with any other office, except to perfect only security interests permitted by Section 7.1 hereof. If any financing statements not permitted by Section 7.1 hereof become known to Borrower, Borrower will use its best efforts to terminate same promptly.

     Section V.10 PLANS. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any of its Affiliates maintains or has maintained any Plan. Neither the Borrower nor any Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrower nor any of its Affiliates has:

          (a) Any accumulated funding deficiency within the meaning of ERISA; or

          (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

     Section V.11 DEFAULT. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the financial condition, properties or operations of the Borrower.

     Section V.12 ENVIRONMENTAL PROTECTION. The Borrower has obtained all permits, licenses and other authorizations which are required under federal, state and local laws and regulations relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at the Borrower's facilities or in connection with the operation of its facilities. The Borrower shall provide copies of all such permits, licenses and other authorizations to the Lender upon the Lender's request. The Borrower also shall provide to the Lender copies of all environmental investigation and inspection reports available to the Borrower that pertain to the Borrower's facilities, upon the Lender's request. Except as previously disclosed to the Lender in writing, the Borrower and all activities of the Borrower at its facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to the Borrower with respect thereto. Except as previously disclosed to the Lender in writing, the Borrower is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which the Borrower is aware. Except as previously disclosed to the Lender in writing, the Borrower is not aware of, nor has the Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws. Except as previously disclosed to the Lender in writing, the Borrower has received no inquiry from any federal, state or local agency concerning the Borrower's facilities or any adjacent properties involving possible environmental contamination or violations of any Environmental Laws, and has no knowledge of any such inquiry to any party concerning the Borrower's facilities or any adjacent properties. The Borrower agrees to notify the Lender promptly in writing of any inquiries by third parties or regulatory agencies concerning the possible presence of environmental contamination on the Borrower's facilities or any adjacent properties or concerning any possible violations of Environmental Laws involving the Borrower's facilities or any adjacent properties. The Lender shall have the right to enter the Borrower's facilities for the purpose of conducting environmental investigations, including taking soil and water samples, during the Borrower's normal business hours of operation.

     Section V.13 SUBMISSIONS TO THE LENDER. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

     Section V.14 FINANCING STATEMENTS. The Borrower has provided to the Lender signed financing statement(s) and deed(s) of trust sufficient when filed to perfect the Security Interests and the other security interests created by the Security Documents. When such financing statements and deed(s) of trust are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

     Section V.15 RIGHTS TO PAYMENT. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

                                   ARTICLE VI

                      AFFIRMATIVE COVENANTS OF THE BORROWER

     So long as the Note shall remain unpaid or the Credit Facility shall be outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

     Section VI.1 REPORTING REQUIREMENTS. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

          (a) as soon as available,  and in any event within one hundred  twenty
(120) days after the end of each fiscal year of the Borrower, audited financial statements of the Borrower with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the balance sheet of the Borrower as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Borrower for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the financial statements referred to in
Section 5.5 hereof, together with (i) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of

Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.12 through 6.14 hereof; and (ii) a certificate of the chief financial officer of the Borrower stating whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

          (b) as soon as available and in any event within forty five (45) days after the end of each quarter, an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such quarter and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Section 5.5 hereof, subject to yearend audit adjustments; and accompanied by a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit D hereto stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Section 5.5 hereof, subject to yearend audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.12 through 6.14 hereof;

          (c) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section 5.6 hereof or which seek a monetary recovery against the Borrower in excess of Two Hundred Fifty Thousand Dollars ($250,000);

          (d) as promptly as  practicable  (but in any event not later than five
(5) business days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

          (e) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

          (f) as soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the chief financial officer of the Borrower setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

          (g) promptly upon knowledge thereof, notice of (i) any disputes or claims by customers of the Borrower (except for disputes or claims in the normal course of the Borrower's business); (ii) any goods returned to or recovered by the Borrower (except for returns or recoveries in the normal course of the Borrower's business); and (iii) any change in the persons constituting the officers and directors of the Borrower;

          (h) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

          (i)  promptly  upon  their  distribution,   copies  of  all  financial
statements, reports and proxy statements which the Borrower shall have sent to its stockholders;

          (j) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange, including without limitation the Borrower's Quarterly 10Q Reports no later that 45 days after the quarterly period ending and the Borrower's Annual 10K Report no later than 120 days after the fiscal year period ending;

          (k) promptly upon knowledge thereof, notice of the violation by the Borrower of any law, rule or regulation, the noncompliance with which could materially and adversely affect its business or its financial condition; and

          (l) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may reasonably request.

     Section VI.2 BOOKS AND RECORDS; INSPECTION AND EXAMINATION. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time reasonably request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon reasonable request of the Lender, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the affairs of the Borrower with any of its directors, officers, employees or agents. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of the Borrower at any time during ordinary business hours.

     Section VI.3 ACCOUNT VERIFICATION. The Borrower will at any time and from time to time upon reasonable request of the Lender send requests for verification of accounts or notices of assignment to account debtors and other obligors.

     Section VI.4 COMPLIANCE WITH LAWS; ENVIRONMENTAL INDEMNITY. The Borrower will (a) comply with the requirements of applicable laws and regulations, the noncompliance with which would materially and adversely affect its business or its financial condition, (b) comply with all applicable Environmental Laws and obtain any permits, licenses or similar approvals required by any such Environmental Laws, and (c) use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. The Borrower will indemnify, defend and hold the Lender harmless from and against any claims, loss or damage to which the Lender may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by the Borrower or on property owned, leased or controlled by the Borrower. This indemnification agreement shall survive the termination of this Agreement and payment of the indebtedness hereunder.

     Section VI.5 PAYMENT OF TAXES AND OTHER CLAIMS. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interests, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and so long as the Collateral and the Lender's lien thereon is not in any manner impaired by any enforcement remedy available to the tax levying entity during the period of such contest.

     Section VI.6 MAINTENANCE OF PROPERTIES.

          (a) The Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section
6.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

          (b) The Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

          (c) The Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except the Security Interests and other security interests permitted by Section 7.1 hereof.

     Section VI.7 INSURANCE. The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be reasonably required in writing by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times keep all tangible Collateral insured against risks of fire (including socalled extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request in writing, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the benefit of the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

     Section VI.8 PRESERVATION OF CORPORATE EXISTENCE. The Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

     Section VI.9 DELIVERY OF INSTRUMENTS, ETC. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the Borrower.

     Section VI.10 [NOT USED].

     Section VI.11 PERFORMANCE BY THE LENDER. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten
(10) calendar days after the Lender  gives the Borrower  written notice  thereof

(or in the case of the agreements contained in Sections 6.5 and 6.7 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Floating Rate. To facilitate the performance or observance by the Lender of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the delegate of the Lender, acting alone, as the attorney in fact of the Borrower (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section
6.11. This right of Lender to act as attorney in fact of the Borrower shall be irrevocable for the life of this Agreement and may be exercised by the Lender only at any time after the occurrence and during the continuance of an Event of Default.

     Section VI.12 QUICK RATIO. The Borrower will at all times maintain a Quick Ratio of not less than 1.50 to 1.00 measured on a quarterly basis.

     Section VI.13 DEBT TO WORTH RATIO. The Borrower will at all times maintain a Debt to Worth Ratio of not more than 2.00 to 1.00 measured on a quarterly basis.

     Section VI.14 CASH FLOW RATIO. The Borrower will at all times maintain a Cash Flow Ratio of not more than 2.5 times measured on a quarterly basis.

     Section 6.15 CONSECUTIVE NET LOSS. The Borrower will not incur a Net Loss in any two consecutive quarters.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

     So long as the Note shall remain unpaid or the Credit Facility shall be outstanding, the Borrower agrees that, without the prior written consent of the
Lender:

     Section VII.1 LIENS. The Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; EXCLUDING, HOWEVER, from the operation of the foregoing:

          (a) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Exhibit C hereto, securing indebtedness for borrowed money permitted under Section 7.2 hereof;

          (b) the Security Interests; and

          (c) purchase money security interests relating to the acquisition of machinery and equipment of the Borrower so long as the Borrower is in, and maintains, compliance with every other provision of this Agreement.

     Section VII.2 INDEBTEDNESS. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a) indebtedness arising hereunder;

          (b) indebtedness of the Borrower in existence on the date hereof and listed in Exhibit C hereto; and

          (c)  indebtedness  relating  to liens  permitted  in  accordance  with
Section 7.1(c) hereof.

     Section VII.3 GUARANTIES. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

          (b)   guaranties,   endorsements   and  other  direct  or   contingent
liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in Exhibit C hereto.

     Section VII.4 [NOT USED].

     Section VII.5 [NOT USED].

     Section VII.6 SALE OR TRANSFER OF ASSETS; SUSPENSION OF BUSINESS OPERATIONS. The Borrower will not sell, lease, assign, transfer or otherwise dispose of: (i) the stock of any Subsidiary; (ii) all or a substantial part of its assets; or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person, other than the sale of Inventory in the ordinary course of business or de minimis sale of other Collateral; and will not liquidate, dissolve or suspend business operations. The Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

     Section VII.7 CONSOLIDATION AND MERGER; ASSET ACQUISITIONS. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire in a transaction analogous in purpose or effect to a consolidation or merger all or substantially all the assets of any other Person.

     Section VII.8 SALE AND LEASEBACK. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     Section VII.9 RESTRICTIONS ON NATURE OF BUSINESS. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

     Section VII.10 [NOT USED].

     Section VII.11 ACCOUNTING. The Borrower will not adopt any material change in accounting principles other than as required by generally accepted accounting principles. The Borrower will not adopt, permit or consent to any change in its fiscal year.

     Section VII.12 DISCOUNTS, ETC. Except in the normal course of the borrower's business, the Borrower will not, after notice from the Lender, grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold, or at any time (whether before after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower.

     Section VII.13 DEFINED BENEFIT PENSION PLANS. The Borrower will not adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10 hereof.

     Section VII.14 OTHER DEFAULTS. The Borrower will not permit any material breach, default or event of default by the Borrower to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon the Borrower.

     Section VII.15 PLACE OF BUSINESS; NAME. The Borrower will not transfer its chief executive office or principal place of business outside the State of Arizona, or close or sell any business location except in connection with a transfer of its chief executive office or principal place of business within the State of Arizona. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interests. The Borrower will not change its name.

     Section VII.16 ORGANIZATIONAL DOCUMENTS; S CORPORATION STATUS. The Borrower will not amend its certificate of incorporation, articles of incorporation or bylaws. The Borrower will not become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended, or, if the Borrower already is such an S Corporation, it shall not change or rescind its status as an S Corporation.

                                  ARTICLE VIII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

     Section VIII.1 EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events:

          (a) Default in the payment of any interest on or principal of the Note when it becomes due and payable, which default continues for a period of ten
(10) days; or

          (b) Default in the payment of any fees, commissions, costs or expenses required to be paid by the Borrower under this Agreement, which default continues for a period of thirty (30) days after the Lender has given written notice thereof; or

          (c) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in sections 6.12 through 6.15 of this Agreement; or

          (d) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement (other than sections 6.12 through and including 6.15 which are covered in the prior subsection), which default continues for a period of twenty (20) days after the Lender has given written notice thereof; or

          (e) The Borrower shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower, as the case may be; or the Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower; or any judgment, writ, warrant of attachment, garnishment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower; or

          (f) A petition shall be filed by or against the Borrower under the United States Bankruptcy Code naming the Borrower as debtor; or

          (g) Any representation or warranty made by the Borrower in this Agreement, or by the Borrower (or any of its officers) in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect when deemed to be effective; or

          (h) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) and the continuance of such judgment, decree or order unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; or

          (i) A material default under any bond, debenture, note or other evidence of indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease, which default continues for a period of thirty (30) days; or

          (j) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or the Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or the Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the assets of the Borrower in favor of the Plan; or

          (k) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrower hereunder or under any note (other than any obligations to pay principal and interest under the Note, which are covered in subsection (a) above), which continues for a period of twenty (20) days after the Lender has given written notice thereof; or

          (l) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the prior written consent of the Lender; or

          (m) The Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) except as allowed by
Section 6.5 or notice of any state or federal tax liens shall be filed or issued, which continues for a period of thirty (30) days after any such event has occurred; or

          (n) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder, and the expiration of the applicable period of grace, if any, specified in the evidence of indebtedness; or

          (o) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender, and the expiration of the applicable period of grace, if any, specified in such agreement.

     Section VIII.2 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default or at any time thereafter, the Lender may exercise any or all of the following rights and remedies:

          (a) The Lender may, by notice to the Borrower, declare the Credit Facility to be terminated, whereupon the same shall forthwith terminate;

          (b) The Lender may, by notice to the Borrower, declare to be forthwith due and payable the entire unpaid principal amount of the Note then outstanding, all interest accrued and unpaid thereon, all amounts payable under this Agreement and any other Obligations, whereupon the Note, all such accrued interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

          (c) The Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower, including without limitation any funds on deposit with the Lender, whether or not matured, to the payment of the Advances, including interest accrued thereon, and of all other sums then owing by the Borrower hereunder;

          (d) The Lender may, exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

          (e) The Lender may automatically convert all LIBOR loans then outstanding to Prime Rate loans on the last day of each respective interest period for each LIBOR loan;

          (f) The Lender may exercise and enforce its rights and remedies under the Loan Documents; and

          (g) The Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 8.1(f) hereof, the entire unpaid principal amount of the Note (whether contingent or funded), all interest accrued and unpaid thereon, all other amounts payable under this Agreement and any other Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

     Section VIII.3 INDEMNITY. Borrower agrees to pay and indemnify the Lender for, and to hold the Lender harmless from, any and all cost, loss or expense (including without limitation any such cost, loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain its LIBOR loans hereunder, or in its reemployment of funds obtained in connection with the making or maintaining of LIBOR loans) which the Lender may sustain or incur as a consequence of any default by the Borrower in connection with or related to: (a) payment of the principal amount of or interest on LIBOR loans, (b) making a borrowing or conversion of a LIBOR loan after the Borrower has given a notice thereof in accordance with this Agreement, or (c) making a prepayment of a LIBOR loan after Borrower has given a notice thereof in accordance with this Agreement, or any prepayment (whether optional or mandatory) of any LIBOR loan prior to the end of the applicable LIBOR Interest Period for such loan.

     Section VIII.4 CERTAIN NOTICES. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least five (5) calendar days prior to the date of intended disposition or other action.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section IX.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section IX.2 AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section IX.3 ADDRESSES FOR NOTICES, ETC. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below and, if telecopied, transmitted to that party at its telecopier number set forth below:

         If to the Borrower:

         SkyMall, Inc.
         1520 East Pima Street
         Phoenix, Arizona 85034
         Attention: David A. Wirthlin,
         Vice President of Finance, Chief Financial
         Officer, Treasurer and Secretary
         Telecopier: (602) 2546544

         If to the Lender:

         Imperial Bank
         9920 South La Cienega Boulevard
         Suite 636
         Inglewood, California 90301
         Attention: General Counsel
         Telecopier: (310) 4175695

         With a copy to:

         Imperial Bank
         4343 East Camelback Road
         Suite 444
         Phoenix, Arizona 85018
         Attention: R. Mark Chambers
         Telecopier:  (602) 9528643

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II hereof shall not be effective until received by the Lender.

     Section  IX.4  FINANCING  STATEMENT.   A  carbon,   photographic  or  other
reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

         Name and address of Debtor:
         SkyMall, Inc.
         1520 East Pima Street
         Phoenix, Arizona 85034
         Federal Tax Identification No. 860651100

         Name and address of Secured Party:
         Imperial Bank, a California banking corporation
         Lending Services
         9920 South La Cienega Boulevard
         Inglewood, California 90301
         Attention: General Counsel

     Section IX.5 FURTHER DOCUMENTS. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interests or the rights of the Lender under this Agreement (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interests, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

     Section IX.6 COLLATERAL. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

     Section IX.7 COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable costs and expenses, including (without limitation) reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such reasonable costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interests.

     Section IX.8 INDEMNITY.  In addition to the payment of expenses pursuant to
Section  9.7 hereof and the  environmental  indemnity  pursuant  to Section  6.4 hereof, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents of the foregoing (the "Indemnitees"), from and against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the Advances, and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with the making of the Advances, this Agreement and all other Loan Documents or the use or intended use of the proceeds of the Advances (the "Indemnified Liabilities"). If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner reasonably directed by the Indemnitee, at the Borrower's sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligation of the Borrower under this Section 9.8 shall survive the termination of this Agreement and the discharge of the Borrower's other Obligations.

     Section IX.9 PARTICIPANTS. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the participants, successors or assigns of the Lender.

     Section IX.10 EXECUTION IN COUNTERPARTS. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     Section IX.11 BINDING EFFECT; ASSIGNMENT; COMPLETE AGREEMENT; SHARING OF INFORMATION. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Lender. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limitation of the Lender's right to share information regarding the Borrower and its Affiliates with Lender's participants, accountants, lawyers and other advisors, the Lender may share (subject to applicable provisions of securities laws) at any time with Imperial Bancorp. and all direct and indirect subsidiaries of Imperial Bancorp. any and all information the Lender may have in its possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such sharing of such information.

     Section IX.12 GOVERNING LAW; JURISDICTION, VENUE; WAIVER OF JURY TRIAL. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of California (except that the Leasehold Deed of Trust shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Arizona), except to the extent Lender has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Lender of any such rights and remedies as may be available under Federal law. Subject to the provisions of
Section 9.15 hereof, each party consents to the personal jurisdiction and venue of the state courts located in Los Angeles, State of California in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in the Superior Court of Los Angeles County, California. Notwithstanding the provisions in the prior sentence, each party consents to the personal jurisdiction and venue of the state courts located in Phoenix, Maricopa County, State of Arizona in connection with any controversy related to the Leasehold Deed of Trust, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with the Leasehold Deed of

Trust shall be venued in the Superior Court of Maricopa County, Arizona. The parties waive any right to trial by jury in any action or proceeding based on or pertaining to this Agreement or any of the Loan Documents.

     Section IX.13 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section IX.14 HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section IX.15 REFERENCE PROVISION. a. Each controversy, dispute or claim ("Claim") between the parties arising out of or relating to this Agreement and/or any of the Loan Documents except the Leasehold Deed of Trust, which is not settled in writing within ten days after the "Claim Date" (defined as the date on which a party gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in Los Angeles, California, in accordance with the provisions of Section 638 ET SEQ. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any Claim, including whether such Claim is subject to the reference proceeding and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Los Angeles (the "Court"). The referee shall be a retired Judge selected by mutual agreement of the parties, and if they cannot so agree within thirty days (30) after the Claim Date, the referee shall be selected by the Presiding Judge of the Court. The referee shall be appointed to sit as a temporary judge, as authorized by law. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety
(90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP 644 in the Court. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducing discovery. Depositions may be taken by either party upon seven (7) days written notice, and, request for production of inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.

     b. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The prevailing party shall be entitled to an award of reasonable attorneys' fees and other costs incurred, pursuant to California Civil Code Section 1717, as amended. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject to the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                SKYMALL, INC., A NEVADA CORPORATION

                                By:/s/ David A. Wirthlin
                                   ---------------------------------------------
                                Name:  David A. Wirthlin
                                     -------------------------------------------
                                Title: Vice President of Finance and CFO
                                      ------------------------------------------

                                IMPERIAL BANK, A CALIFORNIA BANKING CORPORATION

                                By:/s/ R. Mark Chambers
                                   ---------------------------------------------
                                Name:  R. Mark Chambers
                                     -------------------------------------------
                                Title: Vice President
                                      ------------------------------------------

                   EXHIBIT A TO CREDIT AND SECURITY AGREEMENT

                                 REVOLVING NOTE
$5,000,000.00                                                   Phoenix, Arizona

     For value received, the undersigned, SkyMall, Inc., a Nevada corporation (the "Borrower"), hereby promises to pay on or before December 31, 2001 to the order of Imperial Bank, a California banking corporation, (the "Lender"), at its office at Lending Services, No. 2560, 9920 South La Cienega Boulevard, Inglewood, California 90301 or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars ($5,000,000.00) or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower hereunder, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Note referred to in the Credit Agreement.

     This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys' fees and reasonable legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     The Borrower agrees that the interest rate contracted for includes the interest rate set forth herein plus any other charges or fees set forth herein and costs and expenses incident to this transaction paid by the Borrower to the extent the same are deemed interest under applicable law.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                       A1

     If any payment of interest and/or principal is not received by the holder hereof when such payment is due, then in addition to the remedies conferred upon the holder hereof and the other loan documents, a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate the holder hereof for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure period.

     The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this Note, each obligor, including successor(s) or assign(s), hereby consents to the application of California law, with the exception of provisions on conflicts of laws, to the jurisdiction of any competent court within the State of California, and to service of process by any means authorized by California law.


                                SKYMALL, INC., A NEVADA CORPORATION

                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------



                                       A2

                   EXHIBIT B TO CREDIT AND SECURITY AGREEMENT

NAMES

SkyMall, Inc.

CHIEF EXECUTIVE OFFICE/PRINCIPAL PLACE OF BUSINESS

1520 East Pima Street
Phoenix, Arizona 85034

OTHER INVENTORY AND EQUIPMENT LOCATIONS

1432 South 16th Street
Phoenix, Arizona 85034

SUBSIDIARIES

None


                                       B1

                   EXHIBIT C TO CREDIT AND SECURITY AGREEMENT

                  PERMITTED LIENS, INDEBTEDNESS AND GUARANTIES

LIENS

Those existing security interests as perfected through the following UCC1 Financing Statements, as filed with the Arizona Secretary of State, as of December 16, 1996, covering only the collateral listed in said UCC1 Financing
Statements:

1. Arizona Wholesale Supply Co./QDI, Inc. filed March 5, 1991 at Document No. 655865
2.   Handling Systems, Inc. filed April 4, 1991 at Document No. 659367
3.   Eaton Financial Corporation filed March 30, 1992 at Document No. 699677
4. Imperial Business Credit filed August 30, 1993 at Document No. 756362, pursuant to Assignment filed May 20, 1994 from AVCO Leasing
5.   Leverage Leasing filed January 19, 1994 at Document No. 772389
6. American Business Credit Corporation filed April 22, 1994 at Document No. 783706
7.   Amersig Graphics, Inc. filed May 17, 1994 at Document No. 786802
8.   Amersig Graphics, Inc. filed July 8, 1994 at Document No. 793131
9.   Bank One, Arizona, NA filed July 8, 1994 at Document No. 793146
10.  Amersig Graphics, Inc. filed August 26, 1994 at Document No. 799473
11.  Pitney Bowes Credit filed July 17, 1995 at Document No. 839081
12.  Colonial Pacific Leasing filed March 6, 1996 at Document No. 888143
13.  Colonial Pacific Leasing filed May 2, 1996 at Document No. 896115
14.  Colonial Pacific Leasing filed June 13, 1996 at Document No. 921301
15.  Amersig Graphics filed May 20, 1994 at Document No. 787334
16.  AT&T Capital Leasing filed February 29, 1996 at Document No. 868116

The following existing security interests as perfected through the following UCC1 Financing Statements, as filed with the Arizona Secretary of State, as of December 16, 1996, covering only the collateral listed in said UCC1 Financing Statements, are permitted liens ONLY THROUGH AND INCLUDING APRIL 29, 1997:

17.  Saint  Lawrence  Holding  Company  filed April 20, 1994 at Document  number
     783315
18.  Quad/Graphics, Inc. filed December 28, 1995 at Document number 860472.


                                       C1

INDEBTEDNESS

Any  existing  indebtedness  evidenced  under  any of the  above  UCC  Financing
Statements, subject to the condition stated with respect to items 17 and 18 above; any existing indebtedness evidenced under that certain Sublease dated August 1, 1984 between Smitty's Super Valu, Inc., an Iowa corporation, as Sublessor, and Schwan Brothers Properties, an Arizona general partnership, as Sublessee, the Borrower being the successor in interest of the Sublessee's interest in the Sublease; and any existing indebtedness evidenced under that certain Sublease dated April 19, 1994 between Saint Lawrence Holding Company, a Delaware corporation, as Sublessor and Borrower as Sublessee.



GUARANTIES

None


                                       C2

                   EXHIBIT D TO CREDIT AND SECURITY AGREEMENT

                             COMPLIANCE CERTIFICATE


To:      __________________
         Imperial Bank, a California banking corporation

Date:    __________________

Subject: __________________
         Financial Statements


     In accordance with our Credit and Security Agreement dated as of __________ (the "Credit Agreement"), attached are the financial statements of SkyMall, Inc. (the "Borrower") for the period ending and the yeartodate period then ended (the "Current Financials"). All terms in this certificate have the meanings given in the Credit Agreement.

     I certify that the Current Financials have been prepared in accordance with GAAP, subject to yearend audit adjustments, and fairly present the financial condition of the Borrower as of the date thereof.

     EVENTS OF DEFAULT. (Check one):

          ___    The undersigned does not have knowledge of the  occurrence of a
     Default or Event of Default under the Credit Agreement.

          ___    The undersigned has knowledge of the occurrence of a Default or
     Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

     FINANCIAL  COVENANTS.   I  further  hereby  certify  with  respect  to  the
Borrower's most recently ended fiscal quarter as follows:

          A QUICK RATIO. Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date, the Borrower's Quick Ratio was ___ to 1.00, which ____ satisfies ____ does not satisfy the requirement that such ratio be no less than 1.50 to 1.00 for the Applicable Period ending on the Reporting Date.

          B   DEBT TO WORTH RATIO.   Pursuant  to  Section  6.13  of the  Credit
     Agreement, as of the Reporting Date, the Borrower's Debt to Worth Ratio was ___ to 1.00, which ____

                                       D1
     satisfies ____ does not satisfy the requirement that such ratio be no more than 2.00 to 1.00 for the Applicable Period ending on the Reporting Date.

          C CASH FLOW RATIO. Pursuant to Section 6.14 of the Credit Agreement, as of the Reporting Date, the Borrower's Cash Flow Ratio was times, which ____ satisfies ____ does not satisfy the requirement that such ratio be no more than 2.5 times for the Applicable Period ending on the Reporting Date.

          4. CONSECUTIVE NET LOSS. Pursuant to Section 6.15 of the Credit Agreement, for the applicable period ending on the Reporting Date, the Borrower ____ satisfies ____ does not satisfy the requirement that the Borrower not incur a Net Loss in any two consecutive quarters.

     Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.


                                SKYMALL, INC., A NEVADA CORPORATION

                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------



                                       D2

                   EXHIBIT E TO CREDIT AND SECURITY AGREEMENT

                                    PREMISES

     The Premises referred to in the Credit and Security Agreement are legally described as follows:

Street address:

1520 East Pima Street
Phoenix, Arizona 85034

Legal description: see attached Exhibit E1


Street address:
1432 South 16th Street
Phoenix, Arizona, 85034

Legal description: see attached Exhibit E2



                                       E1